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Exhibit 5 and 23.1

October 29, 2004

Hospira, Inc.
275 North Field Drive
Lake Forest, Illinois 60045

and

Henry A. Weishaar, Plan Administrator
of the Hospira 401(k) Retirement Savings Plan
275 North Field Drive
Lake Forest, Illinois 60045

and

Gail Denham and Mary Stagner, Plan Administrators
of the Hospira Ashland Union 401(k) Plan and Trust
275 North Field Drive
Lake Forest, Illinois 60045

Ladies and Gentlemen:

        I am Senior Vice President, Secretary and General Counsel of Hospira, Inc., a Delaware corporation. I have examined the Registration Statement on Form S-8 to which this is an exhibit, to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 19,725,075 additional shares of common stock of Hospira, Inc., $0.01 par value, the associated preferred stock purchase rights, and of an indeterminate amount of interests to be offered or sold pursuant to the Hospira 401(k) Retirement Savings Plan and the Hospira Ashland Union 401(k) Plan and Trust. I, or members of my staff, have also examined, or are otherwise familiar with, the Restated Certificate of Incorporation and Amended and Restated By-Laws of Hospira, Inc. (the "Company"), as amended, the Hospira 401(k) Retirement Savings Trust, the Hospira 401(k) Retirement Savings Plan, and the Hospira Ashland Union 401(k) Plan and Trust, and all amendments thereto up to the date hereof. In addition, I have made such other examinations and have ascertained or verified to my satisfaction such additional facts as I deem pertinent under the circumstances.

        On the basis of such examinations, I am of the opinion that:

1.
The shares of common to be offered and sold under the Hospira 401(k) Retirement Savings Plan and the Hospira Ashland Union 401(k) Plan and Trust may be (a) such as have been purchased for that purpose from the holders thereof; or (b) such as shall be newly issued by Hospira, Inc. All legal and corporate proceedings necessary to the authorization and issuance of the common shares heretofore issued have been duly taken and such common shares have been legally issued, and when utilized for the purposes of the Hospira 401(k) Retirement Savings Plan, and the Hospira Ashland Union 401(k) Plan and Trust according to the provisions thereof, will be legally issued, fully paid and nonassessable outstanding common shares of the Company. As to such common shares as may be issued hereafter, either directly for the purposes of the Hospira 401(k) Retirement Savings Plan, and the Hospira Ashland Union 401(k) Plan and Trust issued for other purposes and then acquired from the holders, they will when utilized for the purposes of the plans according to the provisions thereof, be legally issued, fully paid and nonassessable outstanding shares of common stock of the Company.

2.
The Hospira 401(k) Retirement Savings Plan, and the Hospira Ashland Union 401(k) Plan and Trust have been duly and legally authorized and adopted. The trusts created to implement the plans are valid trusts enforceable according to their terms and the participants in the Plans have valid beneficial interests in the respective trusts, subject to the terms of the trusts and plans.

3.
The plans and trusts comply with the requirements of the Employee Retirement Income Security Act that are applicable to the same.

        I hereby consent to the filing of this legal opinion as an exhibit to the Registration Statement on Form S-8 to be filed by Hospira, Inc. with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the additional shares of common stock issuable pursuant to the Hospira 401(k) Retirement Savings Plan and the Hospira Ashland Union 401(k) Plan and Trust and to the reference to me under the caption "Interests of Named Experts and Counsel" in such Registration Statement.

Very truly yours,

/s/  BRIAN J. SMITH
Brian J. Smith
Senior Vice President,
Secretary and General Counsel

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  Exhibit 5 and 23.1